Form C

Cover Page

Name of issuer:

World Tree COP USA, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NV

Date of organization: 6/3/2015

Physical address of issuer:

550 West Baseline Road, Suite 102-199
Mesa AZ 85210

Website of issuer:

http://www.worldtreecop.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Series A 2018 COP Units

Target number of securities to be offered:

150,000

Price:

$1.00000

Method for determining price:

Number of outstanding securities multiplied by the unit price. The first $135,000 will have a Unit price of $0.90, and thereafter $1.

Target offering amount:

$135,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/15/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$78,880.00	$63,594.00
Cash & Cash Equivalents:	$9,178.00	$18,574.00
Accounts Receivable:	$26,902.00	$6,500.00
Short-term Debt:	$0.00	$528.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($7,186.00)	($53,934.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

World Tree COP USA, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Angela Nuata	CIO World Tree	World Tree	2015
Wendy Burton	CEO World Tree	World Tree	2015
Leslie Bolton	Marketing Director	World Tree	2016
Dr Cathy Key	COO World Tree	World Tree	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Angela Nuata	Chief Investment Officer	2015
Wendy Burton	CEO	2015
Wendy Burton	President	2015
Leslie Bolton	Marketing Director	2016
Michelle Gordon	CFO	2018
Dr Cathy Key	COO	2016
Shelly Befumo	Secretary	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
World Tree Technologies	10000.0 Series B Voting	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

No Regulatory Review

Neither the Units nor the Offering of the Units has been registered under the Securities Act or under any state or other securities law, and neither the Securities and Exchange Commission nor any state or other regulatory authority has passed upon the accuracy or adequacy of this Memorandum or approved or endorsed the terms or merits of the Units or this offering.

Highly Speculative

The purchase of Units is highly speculative. A potential Investor should invest in the Units only if he is able to bear the risk of the entire loss of his investment and has no need for immediate liquidity. An investment in the Units should not constitute a major portion of an Investor's investment portfolio.

Lack of Marketability of Units / Restrictive Legend

There is currently no market through which the Units may be sold and purchasers may not be able to resell Units purchased. Furthermore, the Company does not currently intend to make, or arrange for the creation of a market for the purposes of trading the Units, and does not currently intend to seek a listing of the Units on any stock exchange or similar trading market.

Unit Holders may not be able to liquidate their investment on a timely basis, if at all, and Units may not be readily accepted as collateral for a loan. Investment should only be considered by those Investors who are able to make a long-term investment and bear the economic risk of a complete loss of the investment and who otherwise meet our Investor Suitability Requirements.

Reliance on Ability and Judgment of Management

The success of the Company will, to a large extent, depend on the good faith, experience, ability and judgment of the management team and their consultants and advisors to make appropriate decisions with respect to the operations of the Company. If the Company loses the services of one or more of its management team, the business, financial condition and results of operations of the Company may be materially adversely affected. Unit Holders will have no right to take part in the control or management of the Company and the Company will be bound by the decisions of the Manager. Thus, Investors must rely on the good faith, experience, ability and judgment of the management team, and this investment is not appropriate for those unwilling to do so.

No Voting Rights

Unit Holders have rights only to a portion of the Net Profits from a particular Harvest of ES Trees. Unit Holders have no right to vote on any matters affecting the business of the Company. Exclusive authority and responsibility for controlling and managing the Company rests with the Manager and those persons, consultants and advisors retained on behalf of the Company. Accordingly, Investors should appreciate that they will be relying on the good faith, experience, expertise and ability of the Manager and other parties for the success of the business of the Company.

Limit on Amount Available to Repay Unit Holders

The Harvest may not achieve a level of profitability to permit distributions of distributable cash to the Unit Holders. Investors should not be relying on any returns from the Units.

No Tax Advice

Investors in this Offering will acquire their Units without any representations from the Company regarding tax implications of the transaction. Each prospective Investor should consult his own independent legal counsel and other tax advisors regarding the tax implications of an investment in the Units.

Net Worth of the Company

The Company has only nominal capitalization and no assets except as disclosed in the financial statements as set forth in this Memorandum. As a result, recourse against the Company for any reason may be limited.

Distributions

There are many factors that will affect the operations and financial performance of the Company and therefore the ability of the Company to make distributions (and the timing of the commencement of any distributions and actual amounts distributed, if any), including working capital requirements of the Company. The Company has complete discretion with respect to the amount and timing of distributions, if any. The recovery of a Unit Holder's initial investment is at risk and the anticipated return on such investment is based on many performance assumptions described in this Memorandum.

Deployment of ES Startlings

A return for Unit Holders on their investment in the Company is dependent on the Company being able to arrange Crop Contracting Contracts with Farmers to plant the ES Startlings. In the event the Company fails to have all the ES Startlings acquired by the Company planted, there will be an adverse effect upon Unit Holders' returns on investment in the Company.

Monitoring of Farmers

The Company will not be continuously on the Farmer's land monitoring their activities during the growth cycle of the ES Trees. Should a Farmer fail to properly care for its ES Trees or default under the terms of its Crop Contracting Agreement, by the time the Company learns of such circumstances it may be too late for the Company to take corrective steps or instruct the Farmer to take corrective steps to save the Farmer's crop of ES Trees.

Default by Farmer

If a Farmer defaults under the terms of a Crop Contracting Agreement the Company may be unable to obtain access to that Farmer's ES Trees to care for them or harvest them.

Reliance on Company

Prospective Investors, in assessing the risks and rewards of this investment, should appreciate that they will, in large part, be relying on the good faith and expertise of Wendy Burton and the Manager of the Company. Prospective Investors will have to rely on the discretion and ability of the Company in choosing which Farmers to contract with to grow the ES Trees, in monitoring and supervising the Farmers in growing the ES Trees, and in creating a market for the ES Lumber. The Company does not currently maintain key person life insurance for Wendy Burton. The Company is planning to obtain such insurance in the future. If the Company loses the services of Wendy Burton, the business, financial condition and results of operations of the Company may be materially adversely affected.

Natural Disturbances

The ES Startlings and resulting ES Trees will be subject to natural disturbances such as drought, insects, pests, disease, fire, flood, climate change, soil contamination and excess precipitation. The occurrence of any one or all of these factors with respect to a Farmer's ES Trees could have an adverse effect on the Unit Holder's investment in the Company.

No Market for ES Lumber in North America

A return on a Unit Holder's investment in the Company is dependent on the aggregate of board feet of ES Lumber that the Company is able to sell from the Harvest, and the price per board foot for which it can sell the ES Lumber produced from the Harvest, both of which are subject to numerous external factors beyond the control of the Company. The market for ES Lumber in North America is unestablished. If the Company is unable to develop the market or if the market does not expand on its own or if the Company is unable to sell to the Asian market, the Company may not be able to sell its ES Lumber for a profit, or at all, which may result in a loss of some or all of a Unit Holder's investment in the Company.

No Guarantee of Carbon Credits

It is unknown at this time if tree planting under COP will qualify as a carbon credit. Prospective Investors should not rely on any returns from carbon credits as part of this Offering.

World Events

Events in the global financial markets over the past 9 years have had a profound impact on the global economy. Virtually all economic sectors are impacted by these market conditions. Some of the key impacts of the current market turmoil include: sharp contractions in the credit markets resulting in a widening of credit risk spreads and higher costs of funding; a deterioration in the credit ratings of a number of large financial institutions; devaluations and high volatility in global equity, commodity, foreign exchange and precious metals markets and a corresponding lack of market liquidity; and a slowdown in economic activity that is affecting major global economies. These events could have a significant impact on the Company's business and its assets and thereby adversely affect the returns of the Unit Holders in the Company.

Part-time Officers

Michelle Gordon and Shelly Befumo are part-time officers. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$135,000**

Use of Proceeds: 5% WeFunder intermediary fee; $30,000 offering costs (legal and accounting); $16,515 purchase of ES Trees; $2,080 Tree order staffing and admin; $2,080 shipping, handling and imports; $23,100 accounting and annual reports; $14,440 farmer support and inspections; $7,210 marketing; $19,520 management fee; $3,235 investor relations; $3,235 office overhead; $3,235 brokering the lumber; and $3,600 farmer performance bonus.

If we raise: **$500,000**

Use of Proceeds: 5% WeFunder intermediary fee; $30,000 offering costs (legal and accounting); $71,500 purchase of ES Trees; $9,000 Tree order staffing and admin; $9,000 shipping, handling and imports; $100,000 accounting and annual reports; $62,500 farmer support and inspections; $31,200 marketing; $84,500 management fee; $14,000 investor relations; $14,000 office overhead; $14,000 brokering the lumber; $15,600 farmer performance bonus; and $19,700 reserve/contingency fund.

If we raise: **$1,070,000**

Use of Proceeds: 5% WeFunder intermediary fee; $40,000 offering costs (legal and accounting); $157,000 purchase of ES Trees; $20,000 Tree order staffing and admin; $20,000 shipping, handling and imports; $100,000 accounting and annual reports; $137,500 farmer support and inspections; $68,700 marketing; $186,500 management fee; $30,000 investor relations; $30,000 office overhead; $30,000 brokering the lumber; $34,500 farmer performance bonus; and $162,300 reserve/contingency fund.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

Priced Round
The Company is offering Series A 2018 COP Units. These are non-voting interests in the profits generated upon the sale of lumber.

Pre-money Valuation: $265,556

Unit Price: $0.90 for the first 150,000 Units; Then $1 for all remaining Units.

Number of Units to be offered: Up to 1,085,000 ($0.90 for the first 150,000 units and then $1 for the remaining 935,000 units)

Dilution: The Units are non-dilutable. The Unit Holders will share 25%, pro-rata, in the Net Profits, if any, obtained from a particular Harvest of ES Trees, which ES Trees are to be purchased, planted, grown and harvested utilizing the net proceeds of this Offering.

Dividends: 25% of Net Profits, shared pro-rata among the Series A 2018 COP Unit Holders, obtained from the Harvest of any ES Trees underlying the Series A 2018 COP Units. Dividends are expected to be paid in approximately ten years.

Liquidation Preference: In the event of any liquidation or winding up of the Company, the Unit Holders of the Series A 2018 COP Units shall be entitled to receive, in preference to the holders of the Series B Units, and *in parity with all other Series A Unit Holders*, a per unit amount equal to the Purchase Price plus any declared but unpaid dividends (the "*Liquidation Preference*"). **After the payment of the Liquidation Preference to the holders of all Series A Units, the remaining assets shall be distributed ratably to the holders of the Series B Units and all Series A Units on a common equivalent basis.**

Any merger, acquisition, or sale of voting control in the Company in which the rights of the Series A COP Unit Holders remain unchanged shall not be considered a liquidation or winding up for purposes of this Agreement.

Automatic Redemption: Upon disbursement of all dividends due and payable to the holders of the Series A 2018 COP Units, the Units shall be considered fully redeemed, and the Series A 2018 COP Units shall be of no further force or effect.

Voting Rights: The Series A 2018 COP Units have no voting rights, except that for so long as any shares of Series A 2018 COP Units remain outstanding, consent of a majority of the Series A 2018 COP Units shall be required for any action, whether directly or though any merger, recapitalization or similar event, that (i) alters or changes the rights, preferences or privileges of the Series A 2018 COP Units, or (ii) creates (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges senior to the Series A 2018 COP Units.

Registration Rights: No registration rights exist with respect to the Series A 2018 COP Units.

Restrictions on Sales: The Company retains a right of first refusal on all transfers of Series A 2018 COP Units, subject to normal exceptions. If the Company elects not to exercise its right, the Company may assign its right in its sole discretion.

The Company's Bylaws shall also contain a provision providing that no units of capital stock may be transferred except as approved by the Managing Members in their discretion, which shall include, without limitation, refusal to allow any transfer to the extent such transfer would increase the number of security holders of the Company or require it to register, or register any class of equity securities, with the Securities and Exchange Commission.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Units.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B Voting Units	10,000	10,000	Yes
Series A Units	200,000	200,000	No
Series A 2018 COP Units	3,000,000	55,556	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	None.
Options:	None.

Describe any other rights:

The securities do not reflect a voting equity position in the Issuer but rather rights to share in the Net Profits, if any, generated by a particular crop of ES Trees.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The securities being offered are non-voting units and may not be diluted. However, the securities being offered are materially limited and qualified by the rights of the holders of the Class B voting units, as the class B voting unit holders retain 100% control of the Issuer.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **Series B unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the Series B unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The Series Bunitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The Series B unitholders have the right to redeem their securities at any time. **The Series B unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our Units that take into account factors such as the following:

- unrelated third party valuations of our units;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will hold a non-voting position in the Company, and thus have no ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a holder of non-voting securities, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2016	Regulation D, Rule 506(b)	Series A Units	$117,000	General operations
12/2017	Regulation D, Rule 506(b)	Series A Units	$13,000	General operations
12/2017	Regulation D, Rule 506(b)	Series B Voting Units	$10,000	General operations
5/2018	Regulation D, Rule 506(b)	Series A 2018 COP Units	$50,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	World Tree Technologies Inc.
Amount Invested	$10,000.00
Transaction type	Other
Issue date	01/01/17
Relationship	Manager of the LLC

World Tree Technologies is the Manager of the LLC and owns all the Series B Units of the LLC. World Tree Technologies provides services such as propagation and management of the trees.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Empress Splendor if the fastest growing hardwood tree in the world. For every $2000 you invest, our farmers will plant an acre of these beauties across North and Central America. Then, in 10 years when these trees mature, they'll be harvested for lumber and we'll be sharing the profits with our farmers and investors like you. The United Nations predicts that demand for timber will double by 2050. With our carbon-eating, non-invasive Empress Splendors, we're ready to meet those needs.

Over the next 5 years, World Tree intends to plant 3.5 million trees, producing over $3 billion of marketable lumber. Not to mention, the priceless value of offsetting 34 million tons of carbon. Who would've thought you could make a profit and save the world at the same time?

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

World Tree COP USA, LLC was incorporated in the State of Nevada in June 2015.

Since then, we have:

- 1000 acres planted already with farmers in North and Central America.
- One acre of Empress Splendors offsets your carbon footprint for 50 years.
- Risks are mitigated by widely dispersed plantations in North and Central America.
- Management team with 20+ years experience.

Historical Results of Operations

Our company was organized in June 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $78,880, including $9,178 in cash. As of December 31, 2016, the Company had $63,594 in total assets, including $18,574 in cash.
- *Net Loss.* The Company has had net losses of $7,186 and net losses of $53,934 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $528 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $190,000 in equity.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 24 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 8 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

World Tree COP USA, LLC cash in hand is $48,000, as of August 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $2,000/month, for an average burn rate of $2,000 per month. Our intent is to be profitable in 12 months.

There were no material changes or trends in the Company's finances or operations since the date our financial statements cover.

The company does not expect its revenue and/or expenses to change over the next 3-6 months.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.worldtreecop.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

World Tree
World Tree Early Bird

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Angela Nuata
Dr Cathy Key
Leslie Bolton
Michelle Gordon
Shelly Befumo
Wendy Burton

Appendix E: Supporting Documents

COP_USA_Operating_and_Management_Agreement__1_.pdf

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INVEST IN WORLD TREE

maximum target met

$0

raised of $0 maximum target from 0 investors

Fast growing eco-timber that's reversing climate change

The Empress Splendor if the fastest growing hardwood tree in the world. For every $2000 you invest, our farmers will plant an acre of these beauties across North and Central America. Then, in 10 years when these trees mature, they'll be harvested for lumber and we'll be sharing the profits with our farmers and investors like you. The United Nations predicts that demand for timber will double by 2050. With our carbon-eating, non-invasive Empress Splendors, we're ready to meet those needs.



Wendy Burton
Founder & CEO
Over twenty years experience with the Empress Splendor tree, appearing on shows such as Oprah, Family and Home and the American Environmental review.

Our founder, Wendy, with a 6 month old Empress Splendor.



Why you may want to invest

1. 1000 acres planted already with farmers in North and Central America.
2. One acre of Empress Splendor offsets your carbon footprint for 50 years.
3. Risks are mitigated by widely dispersed plantations in North and Central America.
4. Management team with 20+ years experience.
5. Trees are managed and cared for by experienced farmers, reducing upfront costs.

$ 100 min

REMIND ME (1)

What you are investing in

Purchase Agreement

~~$1.00~~ **$0.90** share price

Investors who fund the first $135,000 of this fundraise will receive shares at $0.90/share.

The Company are offering up to 1,085,000 Series A 2018 COP Units with 25% of Net Profits at $1.00/share, shared pro-rata among unitholders.

Earning a return

Learn more about custom

Investor perks

$2,000+
Every acre of trees planted offsets over 1,000 tons of carbon. Every investor receives a certificate showing their carbon offsets from participating.

$4,000+
A copy of "The Clean Money" revolution by Joel Solomon, a World Tree advisor.

$20,000+
A VIP pass to the Empress Concert event to be held in 2019. Details are currently top secret!

see less

technology b2c main street infrastructure

Our Ambition

Over the next 5 years, World Tree intends to plant 3.5 million trees, producing over $3 billion of marketable lumber. Not to mention, the priceless value of offsetting 34 million tons of carbon. Who would've thought you could make a profit and save the world at the same time?

worldtreecop.com

Tempe, Arizona

We Eat Carbon for Breakfast, Can You?

Meet the Empress Splendor, the fastest growing hardwood tree in the world. She's a natural beauty (non-GMO), a real fighter (fire resistant and grows back after harvest), and a good neighbor (replenishes soil and non-invasive). To top it off, she eats 11x more carbon than any other tree. (See below for a comparison of a 35-year-old fir and a 5-year-old Empress.)



Save the Earth: Offset Your Carbon Footprint

At World Tree, we're planting Empresses all across North America. Every $2,000 raised is another acre planted. That's 103 tons of carbon being absorbed every year. For reference, the average American produces 20 tons of carbon a year.


Vancouver Island
Canada
United States
Costa Rica

Quality Hardwood in 10 years

Not only is the Empress good for the planet, she also makes for beautiful blonde, straight-grained hardwood when she matures in 10 years. Light as balsa, strong as pine, and water resistant.








World Tree

The Tree that Keeps on Giving

At current prices, one acre of Empress lumber goes for $30-$420K depending on quality and finish. 50% of those profits will go to farmers, 25% to us, and 25% to investors like you. Help us invest in your future.


World Tree
EMPRESS INVESTMENTS

Founder



Wendy Burton

Founder & CEO

Over twenty years experience with the Empress Splendor tree, appearing on shows such as Oprah, Family and Home and the American Environmental review.

Interview

– COLLAPSE ALL

WF: What's new about what you are doing? How is it different?

WT: World Tree is fighting climate change and making money by planting trees for the purposes of timber production and carbon sequestration.

The Empress Splendor tree is the fastest growing hardwood tree in the world. Reaching maturity in 10 years, it produces a valuable lumber that is strong, lightweight and water resistant.

World Tree has a proven business model, with over 1000 acres of trees already planted in locations across North and Latin America.

We are seeking investors to help us accelerate our impact. We are running out of time to reverse climate change. We are looking for investors who want to make a big difference now, while at the same time generating financial returns for the future.

In the process we are revitalizing the soil, creating new livelihoods for farmers and creating a sustainable source of lumber for generations to come.

WF: How big is the market?

WT: Demand for timber is rising, supply is decreasing

The world population is consuming timber on an unprecedented scale. The average North American consumes the equivalent of a 100 foot tree every year and the United Nations forecasts that world demand for wood will double by 2050.

At the same time, the supply of lumber is decreasing. Trees generally take a long time to grow we are cutting them down faster than we can grow them.

We are solving this problem by growing a super-high growth rate tree that produces hardwood lumber in 10 years.

WF: How will you make money?

WT: People who participate in this investment will receive 25% of the profit that we make on harvest

For every $2000 USD invested in the program we plant one acre of trees with our network of farmers in North and Central America. We work directly with farmers, providing the trees for free to them as well as training, expertise and on-site support. The farmers provide their land and labor and receive a 50% share of the harvest.

After 10 years, the trees are harvested and sold for their lumber and the income is shared between farmers, the carbon off-setter and World Tree.

We can't predict returns in 10 years, but we can look at the current market conditions.

- 1 acre trees = 30,000 Board Feet Lumber
- Current selling price = $3-$14 / board foot
- Total Income @ $3/board foot = $90,000
- Profit is shared 50% to the farmer; 25% to the carbon off-setter; 25% World Tree
- For example*, if we sold 30,000 board feet at $3/bf income would be $45,000 to the farmer, $22,500 to the investor and $22,500 to World Tree.

*This example is for illustration purposes only and is not a prediction of future returns. In addition taxes must be paid before issuing dividends to investors. Please see our Offering documents for full details of risks and returns.

WF: What's your biggest risk? What keeps you up at night?

WT: Mother Nature! We are growing trees for the purposes of timber production. Like all crops, the trees are potentially susceptible to issues with weather or disease.

We reduce the risk by planting the trees in many different locations across Canada, USA, Costa Rica and Guatemala. We have around 100 farmers we work with and we are not dependent on any individual farmer for success.

The trees do not currently have any aggressive or unusual pests and they are moderately fire retardant.

WF: Is the tree invasive?

WT: No, the tree is not invasive. There are 23 different species of Empress tree (genus Paulownia). The most commonly known species, the tomentosa, is listed as invasive. However none of the other 22 varieties are invasive, and in fact they play nicely with other plants.

We have 18 proprietary genotypes that we work with, none of which are invasive.

WF: How are you making the world a better place?

WT: We are an climate-focused business that is tackling the problem of carbon drawdown. We all have a carbon footprint - driving our cars, using our phones and computers, travelling by plane, even the food we eat is produced from fossil fuel power. To reverse global warming we need to not only reduce our carbon output, we need to drawdown carbon from the atmosphere.

Tree are one of the best ways to reduce carbon. Trees use carbon to grow, and in the process emit oxygen. The fast growth rate of the Empress tree means it needs a lot of carbon. In fact, the Empress tree absorbs 11 times more carbon than any other tree.

One acre of trees will offset your carbon emissions for the next 50 years.

In addition, we are regenerating the soil and protecting our forests. We are supporting farmers, giving them new sources of revenue.

World Tree is a women-led organization.

WF: What is the market for the lumber?

WT: Empress trees produce a hardwood lumber that is blonde, straight-grained and smooth to the touch. It is almost as light as balsa, yet it is as strong as pine and is highly water resistant. It is used for furniture, musical instruments, veneers, surfboards, sailboats and other marine applications.

Empress lumber (Paulownia) currently retails for between $3 and $14 a board foot, although on our recent review of the market we were unable to find quality lumber for under $7.

The lumber is not well known or widely available in North America and our goal is to develop the market. Currently the biggest market is in China and Japan. Empress wood has been used in the Orient for over 800 years and the symbol of the tree is on the Japanese Prime Ministers seal.

WF: What gives you an advantage?

WT: We have already been running this investment program in Canada for three years, bringing in $1.5 million of investment and planting over 1000 acres of trees.

Our founder and CEO has over 20 years experience with the Empress tree, from tissue all the way through to timber.

We have 18 proprietary genotypes that have a long track record in excellent timber production.

We have an easily scaleable business model.

We already have over 100 farmers that we are working with and have developed in-depth growers guides and materials in English and Spanish.

We are a truly green, impact focused company.

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RISKS

1 **No Regulatory Review**

Neither the Units nor the Offering of the Units has been registered under the Securities Act or under any state or other securities law, and neither the Securities and Exchange Commission nor any state or other regulatory authority has passed upon the accuracy or adequacy of this Memorandum or approved or endorsed the terms or merits of the Units or this offering.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

World Tree is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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